UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 18, 2012
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2012, the Board of Directors of Darden Restaurants, Inc. (the “Company”) increased the number of directors of the Company from 12 to 14, and elected each of Michael W. Barnes and William S. Simon to serve as a director, in each case effective June 19, 2012, as further described in the press release dated June 19, 2012, entitled “Darden Restaurants, Inc. Announces New Board Members,” a copy of which is filed herewith as Exhibit 99 to this Current Report on Form 8-K. The Board did not yet appoint Messrs. Barnes or Simon to serve on any Committees of the Board.

The Board determined that, in its judgment, Messrs. Barnes and Simon each satisfies the requirements for “independence” set forth in the Company's Corporate Governance Guidelines and the applicable rules of the New York Stock Exchange. There were no arrangements or understandings pursuant to which Messrs. Barnes and Simon were elected or any relationships or related transactions between them and the Company of the type required to be disclosed under applicable Securities and Exchange Commission (“SEC”) rules. As non-employee directors, Messrs. Barnes and Simon will each receive the compensation under the Company's Director Compensation Program described under the heading “Director Compensation” on pages 25-27 of the Company's Proxy Statement filed with the SEC on August 11, 2011, the description of which is incorporated herein by reference.

Item 8.01	Other Events.

On June 18, 2012, the Company agreed to issue and sell $80,000,000 3.79% Senior Notes due August 28, 2019 (the “2019 Notes”) and $220,000,000 4.52% Senior Notes due August 28, 2024 (the “2024 Notes”) (collectively, the “Notes”), pursuant to the provisions of a Note Purchase Agreement dated June 18, 2012, among the Company and the Purchasers named therein. The sale and purchase of the Notes shall occur at a closing on August 28, 2012, or such other business day thereafter on or prior to September 6, 2012 as may be agreed upon by the Company and the Purchasers. The Company intends to use the net proceeds from the offering of the Notes for the repayment of existing indebtedness, and for other general corporate purposes. The Notes were offered in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

The Note Purchase Agreement contains customary representations and affirmative and negative covenants (including limitations on liens and a provision permitting a maximum Priority Debt of 20% of Consolidated Tangible Net Worth, as such terms are defined therein). The Note Purchase Agreement also contains events of default customary for agreements of this type (with customary grace periods, as applicable), including nonpayment of principal or interest when due; material incorrectness of representations and warranties when made; breach of covenants; bankruptcy and insolvency; unsatisfied ERISA obligations; unstayed material judgment beyond specified periods; and default under other material indebtedness.

The preceding description of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 4.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Note Purchase Agreement dated June 18, 2012, between the Company and the Purchasers named therein.
4.2	Form of 2019 Note (included as Exhibit 1(a) to Exhibit 4.1).
4.3	Form of 2024 Note (included as Exhibit 1(b) to Exhibit 4.1).
99	Press Release dated June 19, 2012, entitled “Darden Restaurants, Inc. Announces New Board Members.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ C. Bradford Richmond
C. Bradford Richmond
Senior Vice President and Chief Financial Officer
Date: June 19, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Note Purchase Agreement dated June 18, 2012, between the Company and the Purchasers named therein.
4.2	Form of 2019 Note (included as Exhibit 1(a) to Exhibit 4.1).
4.3	Form of 2024 Note (included as Exhibit 1(b) to Exhibit 4.1).
99	Press Release dated June 19, 2012, entitled “Darden Restaurants, Inc. Announces New Board Members.”

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